INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS CONSENT




The Board of Directors
RPM Advantage, Inc.( formally Communitronics of America, Inc.)
(An Developement Stage Company)


We consent to the use in Form S-8 of our Auditors Report dated April 30, 2006 on the balance sheets of RPM Advangement, Inc.,( formally Communitronics of America, Inc.) as at December 31, 2005 and 2004, and the related statements of operations and deficit, stockholders equity and cash flows for the years then ended.



Pollard-Kelley Auditing Services , Inc.
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



Fairlawn, Ohio



July 6, 2006